Exhibit 99.1

LINDBLAD EXPEDITIONS HOLDINGS, INC. EXPANDS PORTFOLIO WITH THE ACQUISITION OF WHITE DESERT ANTARCTICA AND ECHO CHARLIE TO CREATE A LEADING FORCE IN EXPERIENTIAL TRAVEL

This acquisition unlocks an extraordinary new era of exploration across air, land and sea

NEW YORK, September 15, 2026 — Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND), a global adventure travel company offering immersive, educational expeditions to over 100 destinations across all seven continents, today announced it has acquired a majority ownership of White Desert, the pioneering luxury Antarctic company and Echo Charlie, a new aviation travel brand providing specialized access to unique destinations worldwide.

Established in 2005 by record-breaking polar explorer, Patrick Woodhead, White Desert flies clients into the remote interior of Antarctica, blending logistical precision with a level of comfort previously unheard of on the ice. Billed as the ultimate bucket-list adventure, their itineraries include a journey to the Geographic South Pole and a visit to an Emperor penguin colony of over 20,000 birds.

“While this is the largest transaction in the history of the company, it is much more than a business deal—it is a powerful partnership between two businesses that have spent decades pushing the boundaries of what experiential travel can be,” said Natalya Leahy, Chief Executive Officer of Lindblad Expeditions Holdings, Inc.

This strategic acquisition marks the beginning of an exciting new chapter in Antarctic travel. Leveraging their shared expertise, Lindblad Expeditions and White Desert see significant opportunities to expand White Desert's extraordinary offering—with the development of camps and guest experiences and bolstering their logistical capabilities.

“Having spent the last 20 years pioneering tourism in the interior, we are privileged to join forces with people who did exactly the same thing, only 40 years earlier on the coastline of Antarctica. With a shared ethos for small-scale, responsible travel, we are thrilled for what lies ahead,” said Patrick Woodhead, Founder and Chairman of White Desert.

Through their global platform and expertise, Lindblad Expeditions will also support the development and growth of a brand-new offering - Echo Charlie. Inspired by the golden age of aviation aboard a fully restored DC-3 (an aircraft that can land on remote airstrips without the hassle of commercial airports), this new offering fuses real life adventure with the seamless connection of highly diverse landscapes.

“Taking our aviation expertise beyond Antarctica, Echo Charlie’s collection of itineraries explores the far reaches of the globe, from Colombia to Patagonia, the Faroe Islands to Greenland. This is genuine adventure, made safe and accessible—the only question is where we go next,” said Woodhead.

“Echo Charlie delivers on what most of us only read about in childhood stories—flying to hidden places, uncovering the secrets of ancient cultures, and experiencing the breathtakingly diverse landscapes,” said Leahy. “By combining Patrick’s aviation expertise with our global platform and deep shared spirit of innovation, we are about to enter a new chapter entirely—more awe-inspiring experiences to more guests in more places on this planet.”

Patrick Woodhead will serve as Chairman of White Desert and CEO of Echo Charlie, while also joining Lindblad Expeditions as Strategic Innovation Advisor. His expertise in aviation and exploration will help inform future innovation, responsible growth and new guest experiences across the Lindblad portfolio.

Like other companies that have joined the Lindblad family, White Desert and Echo Charlie will continue to operate as a stand-alone offering, preserving their founder-led vision and distinctive culture, while benefiting from the reach, capabilities and resources of Lindblad Expeditions.

“Over the last decade, our ambition has been to build a global platform of exceptional experiential travel brands, fueled by expertise, passion and innovation, and led by iconic founders,” said Mark Ein, Co-Chair of the Board. “The acquisition of White Desert and Echo Charlie now adds an extraordinary set of pinnacle journeys to our guests”.

Transaction Details

Lindblad Expeditions acquired a majority stake of 60% in White Desert and Echo Charlie for an aggregate cash purchase price of approximately $61 million, plus approximately $6 million for cash on the balance sheet and subject to customary true-up adjustments for working capital, cash and indebtedness. This investment advances Lindblad Expeditions' strategy of building a diversified portfolio of differentiated adventure travel experiences. Baird served as exclusive financial advisor to White Desert and Echo Charlie in the transaction.

Updated Guidance

Lindblad Expeditions also raises its full-year 2026 revenue, net yield, and Adjusted EBITDA guidance to reflect the acquisitions of White Desert and Echo Charlie, as well as continued strong performance across the business.

“Our updated guidance reflects both an exciting new chapter for our company with the addition of White Desert and Echo Charlie to our global platform of experiential travel brands and, importantly, the continued strong momentum of our underlying business as well as the strength of our business model,” said Natalya Leahy, Chief Executive Officer of Lindblad Expeditions.

The Company’s current expectations for the full year 2026 are as follows:

●	Tour revenues of $850 - $880 million
●	Net Yield per Available Guest Night of 5.5% - 6.5%
●	Adjusted EBITDA of $140 - $148 million

Reconciliation of 2026 Adjusted EBITDA Guidance

(In millions)	Full Year 2026
Income before income taxes	$4	to	$27
Depreciation and amortization	76	to	71
Interest expense, net	43	to	41
Stock-based compensation	11	to	8
Other	6	to	1
Adjusted EBITDA	$140	to	$148

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its eight pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of air, land and sea-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, Wineland-Thomson Adventures, White Desert and Echo Charlie—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world. To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company’s commitment to responsible exploration, visit investors.expeditions.com

About White Desert

White Desert was founded in 2005 by record-breaking polar explorer Patrick Woodhead to make the interior of Antarctica accessible to guests from around the world. Today, the company employs over 150 staff representing 18 different nationalities and continues to lead the industry in aviation, safety, and sustainable luxury travel. For more information, visit white-desert.com

About Echo Charlie

Echo Charlie runs luxury adventure journeys aboard a fully-refurbished vintage DC-3, carrying 12 guests at a time into some of the world’s least-reached regions. Its journeys connect remote landscapes and cultures in a single arc, pairing real adventure with laidback comfort. It offers rare access, the assurance of safety, and moments of genuine awe that restore a sense of wonder at the world. For more information, visit echo-charlie.com

Non-GAAP Financial Measures

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s expectations regarding the expected benefits of the transaction with White Desert and Echo Charlie and the Company’s updated financial guidance and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic and/or geopolitical factors that negatively impact the ability or desire of people to travel; (ii) loss of business due to competition; (iii) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, crew or guest illness such as gastrointestinal, pandemics, geopolitical issues or other events; (iv) increases in fuel prices, changes in fuel consumed and availability of fuel supply in the geographies in which we operate or in general; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vii) management of our growth and our ability to execute our planned growth, including our ability to successfully integrate any future acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiii) adverse publicity regarding the travel and cruise industry in general, the safety of travel, or passenger and crew illnesses such as gastrointestinal illness or other health issues; (xiv) the result of future financing efforts; and (xv) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.